Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Vaxart, Inc. 2019 Equity Incentive Plan, of our reports dated February 25, 2021 relating to the consolidated financial statements and the effectiveness of Vaxart, Inc.’s internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ OUM & CO. LLP

San Francisco, California

June 18, 2021